Securities and Exchange Commission
                         Washington, D.C. 20549

                               Form 8-K

                            Current Report


                  Pursuant to Section 13 or 15(d) of
                the Securities and Exchange Commission


    Date of Report (Date of earliest event reported): August 21, 2000.

                           USURF America, Inc.
          (Exact name of registrant as specified in its charter)

Nevada                             1-15383              72-1346591
(State or other juris-      (Commission File No.)   (I.R.S. Employer
diction of incorporation)                          Identification No.)

       8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
   (Address of principal executive offices, including zip code)

   Registrant's telephone number, including area code: (225) 922-7744

                                  Form 8-K

                            USURF America, Inc.

Item 5.  Other Events

On August 21, 2000, USURF America, Inc., a Nevada corporation (the "Company"), entered into a letter agreement with its President, David M. Loflin, whereby Mr. Loflin agreed to convert all sums owed to him into shares of Company common stock. A copy of the letter agreement between the Company and Mr. Loflin is attached to this Current Report on Form 8-K as an exhibit.

As of August 21, 2000, the Company owed Mr. Loflin a total of $967,703 ($916,045 in principal, $51,658 in interest), the result of cash loans made to the Company by Mr. Loflin during the past approximately two years. The proceeds of these loans were used primarily for operating expenses and purchases of equipment.

Pursuant to the letter agreement, Mr. Loflin received one share of common stock for every $1.25 of debt converted, for a total of 774,162 shares. The $1.25 price was agreed upon as that price was the low sale price for the Company's common stock on Friday, August 18, 2000, as reported by The American Stock Exchange.

The Company's Board of Directors, in authorizing the transaction described above, found the transaction to be in the best interest of the Company, as it would significantly improve the Company's financial condition, potentially making it more attractive to prospective investors.

Mr. Loflin's conversion of his loans into equity has improved the Company's financial condition, as follows:

	-	the Company's current liabilities have been reduced from
            approximately $2,200,000 to approximately $1,300,000; and

	-	the Company's working capital deficit has been reduced from
            approximately $2,100,000 to approximately $1,200,000.

Item 7.  Financial Statements and Exhibits

         (a)  Exhibits:

              Exhibit No.      Description
              -----------      -----------

                10.1 Letter Agreement, dated August 21, 2000, between the Company and David M. Loflin.


                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

    Dated: August 24, 2000.        USURF AMERICA, INC.


                                   By: /s/ David M. Loflin
                                        David M. Loflin
                                        President

                              EXHIBIT INDEX

  Exhibit No.            Description
  -----------            -----------

    10.1 Letter Agreement, dated August 21, 2000, between the Company and David M. Loflin.


------------
EXHIBIT 10.1
------------


August 21, 2000


David M. Loflin
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re:  Conversion of Indebtedness to Common Stock

Dear David:

This letter will serve to memorialize the agreement between you and USURF America, Inc., whereby you have agreed to convert all current indebtedness to you into shares of USURF common stock. Currently, USURF owes you a total of $967,703 ($916,045 principal, $51,658 interest).

We have agreed to convert the entire amount owed to you into shares of common stock at the rate of one share for every $1.25 of debt converted, for a total of 774,162 shares. We further agreed to the $1.25 price as that price was the low sale price for USURF common stock on Friday, August 18, 2000, as reported by The American Stock Exchange.

If the foregoing accurately reflects our agreement, please sign in the space provided below.

Thank you.

Sincerely,


/s/ Waddell D. Loflin
Waddell D. Loflin
Vice President

AGREED AND ACCEPTED:


/s/ David M. Loflin
David M. Loflin